Exhibit 99.1

E A R N I N G S R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES
RECORD NET INCOME FOR SECOND QUARTER 2016

MIDDLEBURG, VA. – July 29, 2016 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced record net income of $2.65 million, or $0.37 per diluted share, for the quarter ended June 30, 2016.

Second quarter 2016 highlights include:

•
Net income for the quarter increased by 29.10% to $2.65 million, or $0.37 per diluted share, compared to $2.06 million, or $0.29 per diluted share, for the previous quarter and by 16.36%, compared to $2.28 million, or $0.32 per diluted share, for the same period in 2015.

•	Net interest margin expanded by 2 basis points ("bp") to 3.26%, compared to the previous quarter and compared to the same period in 2015.

•	Cost of funds declined to 38 bp, when compared to 39 bp in the previous quarter.

•	Total revenue increased by 3.19% to $12.34 million compared to the previous quarter and was higher by 6.82% compared to the same period in 2015.

•	Net interest income increased by 2.26% to $9.97 million compared to the previous quarter and was higher by 7.04% compared to the same period in 2015.

•	Non-interest expense declined by 2.92% to $8.75 million, compared to the previous quarter and by 1.46% compared to the same period in 2015.

•	The efficiency ratio improved to 70.08%, compared to 73.22% for the previous quarter and 74.88% for the same period in 2015.

•	Loans held-for-investment grew at an annualized rate of 12.16% to $854.65 million from $805.68 million on December 31, 2015.

•	Total assets increased to $1.31 billion, higher by 1.50% since December 31, 2015.

•	Total deposits increased to $1.06 billion, higher by 1.50% since December 31, 2015.

•	The loan to deposit ratio increased to 80.90% compared to 77.41% on December 31, 2015.

•	Asset quality improved with nonaccrual loan balances declining by 20.58% compared to December 31, 2015.

•	The allowance for loan losses was 1.35% of total loans compared to 1.37% as of December 31, 2015.

•	Dividends per share increased by 30% to $0.13 per share in the second quarter of 2016 compared to $0.10 per share for the same period in 2015.

•
Capital ratios continue to be strong: Total Risk-Based Capital Ratio of 17.34%, Tier 1 Risk-Based Capital Ratio of 16.08%, Common Equity Tier 1 Ratio of 15.44% and Tier 1 Leverage Ratio of 9.45% at June 30, 2016.

"We are pleased with our strong second quarter performance, as continued growth in loans and deposits, disciplined expense management and improved asset quality led to a substantial increase in net income over both the prior quarter and prior year period. We continue to make progress against our strategic goals, and are encouraged by our ability to drive profitability and lower costs while improving our asset quality," said Gary R. Shook, President and CEO of Middleburg Financial Corporation. "Looking forward to the rest of 2016, we feel confident in our ability to continue to create value for shareholders as we execute on our strategic initiatives to enhance profitability, improve efficiency and manage risk. We are also pleased to be able to return additional capital to shareholders via our stock repurchase program as well as through our increased dividend."

STRATEGIC FOCUS FOR 2016
The Company remains focused on a number of strategic initiatives intended to grow the business and enhance shareholder value. Following is an update on the Company's progress toward those goals.

Enhance Profitability

▪	Expand net interest margin

*	Net interest margin expanded by 2 basis points ("bp") to 3.26%, compared to the previous quarter and to the same period in 2015.

▪	Increase the loans to deposits ratio

*	The loan to deposit ratio increased to 80.90% compared to 77.41% on December 31, 2015.

▪	Lower cost of funds further through growth in non-interest bearing deposits

*	Cost of funds declined to 38 bp, when compared to 39 bp in the previous quarter.

▪	Replace higher cost borrowings with lower cost core deposits

*	Paid off maturing brokered deposits and FHLB advances replacing them with lower core deposits.

▪	Growth in fee income from our wealth management subsidiary

*	Total revenue generated by Middleburg Investment Group ("MIG") declined by 2.25% to $1.13 million compared to the previous quarter due to lower market value of assets under administration.

Improve Efficiency

▪	Lower operating costs by continuing to exercise good expense control

*	Non-interest expense declined by 2.92% to $8.75 million, compared to the previous quarter and by 1.46% compared to the same period in 2015.

▪	More efficient use of resources

*	The efficiency ratio improved to 70.08%, compared to 73.22% for the previous quarter and 74.88% for the same period in 2015.

Focus on Asset Quality

▪	Lower nonaccrual loans relative to total loans

*	Nonaccrual loans declined by 20.58% to $6.98 million compared to $8.78 million as of December 31, 2015 and declined by 12.89% when compared to $8.01 million as of June 30, 2015.

▪	Efficient management of other real estate owned properties

*	Costs related to other real estate owned (OREO) decreased by $178,000 when compared to the prior quarter and decreased by $36,000 when compared to the same period in 2015.

ADDITIONAL SECOND QUARTER HIGHLIGHTS
Additional operational highlights during the second quarter include:

•
The Company's addition to the Russell 3000® Index and the reception of a Five-Star "Superior" Rating from BauerFinancial Inc., highlighting the continued strength, stability and security of Middleburg Bank;

•	The enhancement of the Company's Treasury Management Offering, including opening a dedicated Treasury Management line of business; and

•
The announcement of a 4th quarter opening of a new Financial Service Center in Clarke County, which further extends the Company's services into one of the strongest banking markets in the United States.

TOTAL REVENUE
Total revenue, which is composed of net interest income and non-interest income (before any provision for loan and lease losses), was $12.34 million for the second quarter of 2016, higher by 3.19% compared to the previous quarter and an increase of 6.82% compared to the same period in 2015.

Net Interest Income
The Company recorded net interest income of $9.97 million for the second quarter of 2016, an increase of 2.26% compared to the previous quarter and higher by 7.04% compared to the same period in 2015. The net interest margin in the second quarter of 2016 was 3.26%, higher by 2 bp compared to the previous quarter and compared to the same period in 2015.

The following factors contributed to the changes in net interest margin during the second quarter of 2016 compared to the previous quarter:

•	Yields on earning assets increased by 3 bp compared to the previous quarter as we sold securities and redeployed the proceeds into higher yielding loans.

•	Yields on investment securities decreased by 3 bp compared to the previous quarter.

•	Yields on loans increased by 2 bp compared to the previous quarter.

•	Cost of funds declined to 38 bp, compared to 39 bp in the previous quarter as we paid off some brokered deposits and FHLB advances and replaced maturing CD's with lower cost core deposits.

The following table analyzes changes in net interest income comparing the second quarter of 2016 to the previous quarter and to the quarter ended June 30, 2015.

	Quarters Ended (Annualized)
(Dollars in thousands)	June 30, 2016 vs. March 31, 2016 Increase (Decrease) Due to Changes in:			June 30, 2016 vs. June 30, 2015 Increase (Decrease) Due to Changes in:
	Volume	Rate	Total	Volume	Rate	Total
Earning Assets:
Securities:
Taxable	$(281)	$28	$(253)	$238	$671	$909
Tax-exempt	195	(272)	(77)	51	(100)	(49)
Loans:
Taxable	1,088	179	1,267	2,929	(713)	2,216
Tax-exempt	(8)	—	(8)	(1)	1	—
Interest on deposits with other banks and federal funds sold	(7)	(25)	(32)	(15)	52	37
Total earning assets	$987	$(90)	$897	$3,202	$(89)	$3,113
Interest-Bearing Liabilities:
Checking	$—	$8	$8	$20	$62	$82
Regular savings	3	1	4	21	—	21
Money market savings	—	28	28	19	38	57
Time deposits:
$100,000 and over	40	(20)	20	162	(6)	156
Under $100,000	18	(2)	16	50	(187)	(137)
Total interest-bearing deposits	$61	$15	$76	$272	$(93)	$179
Securities sold under agreements to repurchase	—	(4)	(4)	(1)	(68)	(69)
FHLB borrowings and other debt	(44)	12	(32)	191	88	279
Total interest-bearing liabilities	$17	$23	$40	$462	$(73)	$389
Change in net interest income	$970	$(113)	$857	$2,740	$(16)	$2,724

Comparing the second quarter of 2016 to the previous quarter, the table shows the decrease in interest income for investments was driven by runoff in the securities portfolio, including sales during the quarter that was redeployed into higher yielding loans. We continue to manage the investment portfolio with a focus on liquidity while retaining a balance between fixed and floating rate investments. The increase in interest income from loans was due to strong growth in loan balances. The changes in interest income in the second quarter of 2016 compared to the same quarter in 2015 reflected increased interest income from investments driven by higher securities balances and lower premium amortization while the higher interest income from loans was largely due to growth in loan balances that more than offset lower loan rates. Competition for good credits continues to pressure loan rates.

Non-Interest Income
Non-interest income increased by 7.34% compared to the previous quarter and was higher by 5.90% compared to the quarter ended June 30, 2015.

•
Total revenue generated by our wealth management group, Middleburg Investment Group ("MIG") declined by 2.25% to $1.13 million compared to the previous quarter and decreased by 8.93% compared to the same quarter in 2015. Fee income is based primarily upon the market value of assets under administration which were $1.86 billion at June 30, 2016 and $1.97 billion at June 30, 2015.

•	Net gains on securities available for sale were $210,000 and $373,000 for the quarter and six month periods ended June 30, 2016. Securities were sold in order to fund loan growth.

•
Other operating income was $213,000 for the quarter ended June 30, 2016, an increase of 48.95% compared to the previous quarter and an increase of 30.67% compared to the quarter ended June 30, 2015. Other operating income was $356,000 for the six months ended June 30, 2016, a decrease of 63.75% compared to the same period in 2015. In the first quarter of 2015, there was a substantial recovery of approximately $500,000 in expenses related to a loan that had previously been charged off that was included in other operating income. Other operating income generally includes revenue from prepayment penalties, safe deposit charges, wire fees and other miscellaneous adjustments.

NON-INTEREST EXPENSES
Non-interest expenses decreased by 2.92% compared to the previous quarter and by 1.46% compared to the same period in 2015. Principal categories of non-interest expenses that changed were the following:

•
Salaries and employee benefit expenses decreased by 4.14% when compared to the previous quarter and decreased by 7.24% when compared to the same period in 2015. Salaries and employee benefit expenses decreased by 4.03% for the six month period ended June 30, 2016 when compared to the same period in 2015.

•
Costs related to other real estate owned (OREO) decreased $178,000 when compared to the prior quarter and decreased $36,000 when compared to the same period in 2015 due to two sales that resulted in gains. Costs related to OREO increased 69.57% for the six month period ended June 30, 2016 when compared to the same period in 2015. In the first quarter of 2016, we recorded a valuation adjustment of $189,000 for one property resulting from an updated appraisal.

•
Computer operations expense decreased to $598,000 for the current quarter compared to $720,000 for the prior quarter and increased from $522,000 for the quarter ended June 30, 2015. Computer operations expense increased by 30.24% for the six month period ended June 30, 2016 when compared to the same period in 2015. The primary reasons for these changes were termination costs for converting to a new on-line banking platform.

•
Other operating expenses increased by 29.47% compared to the prior quarter and increased by 14.48% when compared to the same period in 2015. Other operating expenses increased by 4.22% for the six month period ended June 30, 2016 when compared to the same period in 2015. This category includes meals and entertainment expenses, advisory expenses and legal costs.

ASSET QUALITY
Asset quality of the balance sheet improved in the second quarter with total nonperforming assets of $24.16 million as of June 30, 2016 compared to $25.51 million at December 31, 2015 and $24.77 million at June 30, 2015.

•	Nonaccrual loans declined by 20.58% to $6.98 million compared to $8.78 million as of December 31, 2015 and declined by 12.89% when compared to $8.01 million as of June 30, 2015.

•	Restructured loans that were accruing were $12.41 million compared to $12.06 million as of December 31, 2015 and $12.14 million as of June 30, 2015.

•	Other real estate owned was $3.55 million compared to $3.35 million as of December 31, 2015 and $3.40 million as of June 30, 2015.

•	Loans past due 90+ days and still accruing were $179,000 as of June 30, 2016 compared to $278,000 as of December 31, 2015 and $173,000 as of June 30, 2015.

The Company increased its allowance for loan and lease losses ("ALLL") to $11.53 million or 1.35% of total loans at June 30, 2016 compared to $11.05 million or 1.37% of total loans at December 31, 2015. The increase was largely due to loan growth which increased general reserves. The provision for loan losses was $50,000 in the second quarter of 2016 compared to a provision of $300,000 in the previous quarter and a recovery of provision of $425,000 for the same period in 2015.

CONSOLIDATED ASSETS
Total consolidated assets at June 30, 2016 were $1.31 billion, higher by 1.50% since December 31, 2015. Changes in major asset categories were as follows:

•	Cash balances and deposits with other banks decreased by $6.61 million compared to December 31, 2015.

•	The securities portfolio decreased by $20.87 million compared to December 31, 2015.

•	Loans held-for-investment grew to $854.65 million as of June 30, 2016 compared to $805.68 million on December 31, 2015, an increase of $48.97 million from December 31, 2015.

CONSOLIDATED LIABILITIES
Total consolidated liabilities at June 30, 2016 were $1.19 billion, an increase of 1.28% compared to December 31, 2015. Deposit growth continues to be strong with total deposits increasing by $15.57 million from December 31, 2015 to $1.06 billion as of June 30, 2016. Federal Home Loan Bank ("FHLB") borrowings decreased by $5.50 million from December 31, 2015 to $79.50 million at June 30, 2016. The majority of FHLB borrowings mature in less than one year. We expect to retire those advances as they mature and replace them with core deposits.

SHAREHOLDERS' EQUITY AND CAPITAL
Shareholders’ equity at June 30, 2016 was $128.04 million, compared to $123.55 million at December 31, 2015. Retained earnings at June 30, 2016 were $63.26 million compared to $60.39 million at December 31, 2015. On September 15, 2015, the Company's Board of Directors authorized the repurchase of up to $10 million of the Company’s common stock, or approximately 8% of the Company’s outstanding shares. The repurchase program was effective immediately and runs through December 31, 2017. This program replaced the previous repurchase program adopted in 1999, pursuant to which the Company had 24,084 shares remaining eligible for repurchase. As of June 30, 2016, the Company had repurchased a total of 104,300 shares under the current plan, at a total cost of $1.91 million and for a weighted average price of $18.33. The tangible book value of the Company’s common stock at June 30, 2016 was $17.53 per share versus $16.93 per share at December 31, 2015.

The Company’s capital ratios remain well above regulatory minimum capital ratios as of June 30, 2016:

•	Tier 1 Leverage ratio was 9.45%, 5.45% over the regulatory minimum of 4.00% to be well capitalized.

•	Common Equity Tier 1 Ratio was 15.44%, 8.44% over the regulatory minimum of 7.00% to be well capitalized.

•	Tier 1 Risk-Based Capital Ratio was 16.08%, 7.58% over the regulatory minimum of 8.50% to be well capitalized.

•	Total Risk Based Capital Ratio was 17.34%, 6.84% over the regulatory minimum of 10.50% to be well capitalized.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)
	June 30, 2016	December 31, 2015
ASSETS
Cash and due from banks	$6,548	$5,489
Interest bearing deposits with other banks	26,072	33,739
Total cash and cash equivalents	32,620	39,228
Securities held to maturity, fair value of $11,080 and $4,163, respectively	10,727	4,207
Securities available for sale, at fair value	347,183	374,571
Restricted securities, at cost	6,243	6,411
Loans, net of allowance for loan losses of $11,527 and $11,046, respectively	843,120	794,635
Loans held for sale	189	—
Premises and equipment, net	18,944	19,531
Goodwill and identified intangibles, net	3,550	3,636
Other real estate owned, net of valuation allowance	3,553	3,345
Bank owned life insurance	23,596	23,273
Accrued interest receivable and other assets	24,611	26,026
TOTAL ASSETS	$1,314,336	$1,294,863

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$249,236	$235,897
Savings and interest bearing demand deposits	546,012	560,328
Time deposits	261,121	244,575
Total deposits	1,056,369	1,040,800
Securities sold under agreements to repurchase	31,043	26,869
Federal Home Loan Bank borrowings	79,500	85,000
Subordinated notes	5,155	5,155
Accrued interest payable and other liabilities	14,230	13,485
TOTAL LIABILITIES	1,186,297	1,171,309
Commitments and contingencies
SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,101,390 and 7,085,217, issued and outstanding, respectively)	17,326	17,330
Capital surplus	43,923	44,155
Retained earnings	63,259	60,392
Accumulated other comprehensive income	3,531	1,677
TOTAL SHAREHOLDERS' EQUITY	128,039	123,554
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,314,336	$1,294,863

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
INTEREST INCOME
Interest and fees on loans	$8,543	$8,014	$16,773	$16,257
Interest and dividends on securities
Taxable	1,992	1,792	4,065	3,698
Tax-exempt	440	449	892	910
Dividends	87	66	156	125
Interest on deposits with other banks and federal funds sold	40	31	88	61
Total interest and dividend income	11,102	10,352	21,974	21,051
INTEREST EXPENSE
Interest on deposits	890	848	1,761	1,703
Interest on securities sold under agreements to repurchase	—	17	1	62
Interest on FHLB borrowings and other debt	243	174	494	342
Total interest expense	1,133	1,039	2,256	2,107
NET INTEREST INCOME	9,969	9,313	19,718	18,944
Provision for (recovery of) loan losses	50	(425)	350	25
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	9,919	9,738	19,368	18,919
NON-INTEREST INCOME
Service charges on deposit accounts	286	270	565	528
Trust services income	1,132	1,243	2,290	2,461
ATM fee income, net	211	213	375	384
Gains (losses) on sales of loans held for sale, net	3	(6)	12	(6)
Gains on sales of securities available for sale, net	210	37	373	138
Commissions on investment sales	152	155	284	283
Bank owned life insurance	163	163	323	323
Other operating income	213	163	356	982
Total non-interest income	2,370	2,238	4,578	5,093
NON-INTEREST EXPENSE
Salaries and employee benefits	4,613	4,973	9,425	9,821
Occupancy and equipment	1,261	1,305	2,675	2,731
Amortization	209	160	418	319
Computer operations	598	522	1,318	1,012
Other real estate owned, net	(11)	25	156	92
Other taxes	237	231	472	454
Federal deposit insurance	216	184	391	395
Audits and exams	165	203	317	316
Other operating expenses	1,463	1,278	2,593	2,488
Total non-interest expense	8,751	8,881	17,765	17,628
Income before income taxes	3,538	3,095	6,181	6,384
Income tax expense	885	815	1,473	1,656
NET INCOME	$2,653	$2,280	$4,708	$4,728
Earnings per share:
Basic	$0.37	$0.32	$0.66	$0.66
Diluted	$0.37	$0.32	$0.66	$0.66
Dividends per common share	$0.13	$0.10	$0.26	$0.20

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Quarterly Summary of Consolidated Statements of Income
(Unaudited, Dollars In thousands, except for per share data)
	For the Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
INTEREST INCOME
Interest and fees on loans	$8,543	$8,230	$7,995	$8,227	$8,014
Interest and dividends on securities
Taxable	1,992	2,073	1,992	1,938	1,792
Tax-exempt	440	452	449	444	449
Dividends	87	69	69	71	66
Interest on deposits with other banks and federal funds sold	40	48	22	23	31
Total interest and dividend income	11,102	10,872	10,527	10,703	10,352
INTEREST EXPENSE
Interest on deposits	890	871	882	877	848
Interest on securities sold under agreements to repurchase	—	1	—	2	17
Interest on FHLB borrowings and other debt	243	251	174	165	174
Total interest expense	1,133	1,123	1,056	1,044	1,039
NET INTEREST INCOME	9,969	9,749	9,471	9,659	9,313
Provision for (recovery of) loan losses	50	300	2,700	(432)	(425)
NET INTEREST INCOME AFTER PROVISION FOR (RECOVERY OF) LOAN LOSSES	9,919	9,449	6,771	10,091	9,738
NON-INTEREST INCOME
Service charges on deposit accounts	286	279	258	275	270
Trust services income	1,132	1,158	1,156	1,168	1,243
ATM fee income, net	211	164	204	209	213
Gains (losses) on sales of loans held for sale, net	3	9	(4)	9	(6)
Gains on sales of securities available for sale, net	210	163	2	—	37
Commissions on investment sales	152	132	132	132	155
Bank owned life insurance	163	160	167	166	163
Other operating income	213	143	442	212	163
Total non-interest income	2,370	2,208	2,357	2,171	2,238
NON-INTEREST EXPENSE
Salaries and employee benefits	4,613	4,812	3,771	4,843	4,973
Occupancy and equipment	1,261	1,414	1,382	1,323	1,305
Amortization	209	209	193	160	160
Computer operations	598	720	801	524	522
Other real estate owned, net	(11)	167	(1)	193	25
Other taxes	237	235	231	230	231
Federal deposit insurance	216	175	203	188	184
Audits and exams	165	152	113	156	203
Other operating expenses	1,463	1,130	1,445	1,474	1,278
Total non-interest expense	8,751	9,014	8,138	9,091	8,881
Income before income taxes	3,538	2,643	990	3,171	3,095
Income tax expense	885	588	209	850	815
NET INCOME	$2,653	$2,055	$781	$2,321	$2,280
Earnings per share:
Basic	$0.37	$0.29	$0.11	$0.32	$0.32
Diluted	$0.37	$0.29	$0.11	$0.32	$0.32
Dividends per common share	$0.13	$0.13	$0.13	$0.13	$0.10

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
BALANCE SHEET RATIOS
Loans to deposits	80.90%	76.07%	77.41%	75.64%	76.89%
Average interest-earning assets to average interest-bearing liabilities	133.31%	132.30%	136.05%	135.94%	135.72%
INCOME STATEMENT RATIOS
Return on average assets (ROA)	0.80%	0.63%	0.24%	0.73%	0.73%
Return on average equity (ROE)	8.47%	6.63%	2.45%	7.33%	7.31%
Net interest margin (1)	3.26%	3.24%	3.17%	3.28%	3.24%
Yield on average earning assets	3.63%	3.60%	3.52%	3.63%	3.59%
Yield on securities	2.92%	2.95%	2.83%	2.86%	2.77%
Yield on loans	4.11%	4.09%	4.01%	4.20%	4.20%
Cost of funds	0.38%	0.39%	0.37%	0.37%	0.38%
Efficiency ratio (5)	70.08%	73.22%	67.21%	73.30%	74.88%
PER SHARE DATA
Dividends	$0.13	$0.13	$0.13	$0.13	$0.10
Book value	18.03	17.65	17.44	17.65	17.42
Tangible book value (4)	17.53	17.14	16.93	17.13	16.90
SHARE PRICE DATA
Closing price	$27.20	$21.60	$18.48	$17.61	$18.00
Diluted earnings multiple (2)	18.26	18.52	16.95	13.76	14.06
Book value multiple (3)	1.51	1.22	1.06	1.00	1.03
COMMON STOCK DATA
Outstanding shares at end of period	7,101,390	7,094,602	7,085,217	7,162,716	7,163,255
Weighted average shares outstanding, basic	7,100,226	7,076,775	7,152,844	7,162,930	7,145,929
Weighted average shares outstanding, diluted	7,153,917	7,107,380	7,171,498	7,181,183	7,167,165
Dividend payout ratio	35.14%	44.83%	118.18%	40.63%	31.25%
CAPITAL RATIOS
Capital to assets	9.74%	9.29%	9.54%	10.02%	10.05%
Leverage ratio	9.45%	9.40%	9.59%	9.84%	9.85%
Common equity tier 1 ratio	15.44%	15.56%	15.61%	16.31%	16.35%
Tier 1 risk based capital ratio	16.08%	16.22%	16.27%	16.99%	17.04%
Total risk based capital ratio	17.34%	17.47%	17.52%	18.25%	18.28%
CREDIT QUALITY
Net charge-offs (recoveries) to average loans	(0.018)%	0.002%	0.390%	(0.002)%	(0.04)%
Total nonperforming loans to total loans	2.29%	2.46%	2.62%	2.71%	2.63%
Total nonperforming assets to total assets	1.84%	1.86%	1.97%	2.07%	1.99%
Nonaccrual loans to:
Total loans	0.82%	0.94%	1.09%	1.13%	1.04%
Total assets	0.53%	0.57%	0.68%	0.70%	0.64%
Allowance for loan losses to:
Total loans	1.35%	1.37%	1.37%	1.46%	1.54%
Nonperforming assets	47.72%	45.22%	43.30%	43.73%	48.03%
Nonaccrual loans	165.24%	146.25%	125.75%	129.15%	148.53%
NONPERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$179	$511	$278	$224	$173
Nonaccrual loans	6,976	7,747	8,784	8,827	8,008
Restructured loans (not in nonaccrual)	12,407	12,027	12,058	12,106	12,138
Other real estate owned	3,553	3,727	3,345	3,871	3,402
Repossessed assets	1,043	1,043	1,043	1,044	1,044
Total nonperforming assets	$24,158	$25,055	$25,508	$26,072	$24,765

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial services industry to determine how profitably earning assets are funded. Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(2)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(4)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(5)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates (Unaudited)
	Three months ended June 30,
	2016			2015
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$325,748	$2,079	2.57%	$315,874	$1,858	2.36%
Tax-exempt (1)	52,119	666	5.14%	51,199	680	5.33%
Total securities	$377,867	$2,745	2.92%	$367,073	$2,538	2.77%
Loans:
Taxable	$835,953	$8,538	4.11%	$764,101	$8,009	4.20%
Tax-exempt (1)	577	8	5.58%	615	8	5.22%
Total loans (3)	$836,530	$8,546	4.11%	$764,716	$8,017	4.20%
Interest on deposits with other banks and federal funds sold	42,654	40	0.38%	50,861	31	0.24%
Total earning assets	$1,257,051	$11,331	3.63%	$1,182,650	$10,586	3.59%
Less: allowance for loan losses	(11,383)			(12,150)
Total nonearning assets	80,296			76,720
Total assets	$1,325,964			$1,247,220
Liabilities:
Interest-bearing deposits:
Checking	$355,567	$193	0.22%	$345,768	$173	0.20%
Regular savings	129,868	60	0.19%	118,467	55	0.19%
Money market savings	75,405	45	0.24%	66,300	31	0.19%
Time deposits:
$100,000 and over	147,897	324	0.88%	129,519	286	0.89%
Under $100,000	111,539	268	0.97%	107,352	303	1.13%
Total interest-bearing deposits	$820,276	$890	0.44%	$767,406	$848	0.44%
Securities sold under agreements to repurchase	28,855	—	—%	29,168	17	0.25%
FHLB borrowings and other debt	93,799	243	1.04%	74,829	174	0.93%
Total interest-bearing liabilities	$942,930	$1,133	0.48%	$871,403	$1,039	0.48%
Non-interest bearing liabilities:
Demand deposits	243,490			237,560
Other liabilities	13,577			13,149
Total liabilities	$1,199,997			$1,122,112
Shareholders' equity	125,967			125,108
Total liabilities and shareholders' equity	$1,325,964			$1,247,220
Net interest income		$10,198			$9,547
Interest rate spread			3.15%			3.11%
Cost of Funds			0.38%			0.38%
Interest expense as a percent of average earning assets			0.36%			0.35%
Net interest margin			3.26%			3.24%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 366 day year for 2016 and 365 day year for 2015.

(3)	Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION AND SUBSIDIARIES Average Balances, Income and Expenses, Yields and Rates (Unaudited)
	Six months ended June 30,
	2016			2015
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$331,222	$4,221	2.56%	$312,875	$3,823	2.46%
Tax-exempt (1)	50,675	1,352	5.37%	51,899	1,379	5.36%
Total securities	$381,897	$5,573	2.93%	$364,774	$5,202	2.88%
Loans:
Taxable	$822,702	$16,761	4.10%	$757,880	$16,246	4.32%
Tax-exempt (1)	650	18	5.57%	615	16	5.25%
Total loans (3)	$823,352	$16,779	4.10%	$758,495	$16,262	4.32%
Interest on deposits with other banks and federal funds sold	43,530	88	0.41%	56,003	61	0.22%
Total earning assets	$1,248,779	$22,440	3.61%	$1,179,272	$21,525	3.68%
Less: allowance for loan losses	(11,280)			(11,907)
Total nonearning assets	80,930			76,473
Total assets	$1,318,429			$1,243,838
Liabilities:
Interest-bearing deposits:
Checking	$355,619	$383	0.22%	$341,471	$339	0.20%
Regular savings	128,990	119	0.19%	116,902	108	0.19%
Money market savings	75,452	84	0.22%	67,909	63	0.19%
Time deposits:
$100,000 and over	145,591	643	0.89%	130,872	579	0.89%
Under $100,000	110,612	532	0.97%	108,851	614	1.14%
Total interest-bearing deposits	$816,264	$1,761	0.43%	$766,005	$1,703	0.45%
Securities sold under agreements to repurchase	28,137	1	0.01%	31,452	62	0.40%
FHLB borrowings and other debt	95,902	494	1.04%	70,431	342	0.98%
Federal funds purchased	3	—	—%	2	—	—%
Total interest-bearing liabilities	$940,306	$2,256	0.48%	$867,890	$2,107	0.49%
Non-interest bearing liabilities:
Demand deposits	239,135			238,169
Other liabilities	13,651			13,283
Total liabilities	$1,193,092			$1,119,342
Shareholders' equity	125,337			124,496
Total liabilities and shareholders' equity	$1,318,429			$1,243,838
Net interest income		$20,184			$19,418
Interest rate spread			3.13%			3.19%
Cost of Funds			0.38%			0.38%
Interest expense as a percent of average earning assets			0.36%			0.36%
Net interest margin			3.25%			3.32%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 366 day year for 2016 and 365 day year for 2015.

(3)	Total average loans include loans on non-accrual status.